                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            METRO GLOBAL MEDIA, INC.
                            ------------------------
                 (Name of small business issuer in its charter)

DELAWARE                                                              65-0025871
--------------------------------------------------------------------------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1060 Park Avenue, Cranston, Rhode Island                               02910
--------------------------------------------------------------------------------
(Address of principal place of business)                        (zip code)

                Metro Global Media, Inc. 1997 Equity Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                         The Corporation Trust Company
           1209 Orange Street, Wilmington, DE 19801 (302) 658-7581
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                                         Proposed         Proposed maximum
   Title of securities          Amount to be         maximum offering     aggregate offering            Amount of
     to be registered            registered          price per share            price                Registration Fee
       Common Stock              500,000(2)               $1.25                $625,000                   $189.39
       Common Stock              500,000(3)               $n/a                 $n/a                       $n/a (4)
       Common Stock              500,000(3)               $n/a                 $n/a                       $n/a (4)



(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average of the high and low prices of the Company's Common Stock on March 25, 1997 as reported by NASDAQ.
(2) Represents the maximum number of shares to which options may be granted under the Metro Global Media, Inc. 1997 Equity Incentive Plan (the "Plan").
(3) Represents the same shares described on the line above, which may be resold by the holders of options issued under the Plan.
(4) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale, are the same shares being registered hereby upon their initial issuance pursuant to the Plan.
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                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-21634) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-KSB/A#1 for the fiscal year ended May 31, 1996;

         (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

         (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Articles of Incorporation and Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant property appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the
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indemnification is limited to judgments, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

  *      5.1     Opinion of James P. Redding & Associates

  *      10.1    Metro Global Media, Inc. 1997 Equity Incentive Plan

  *      23.1    Consent of Trien, Rosenberg, Rosenberg, Weinberg, Ciullo &
                 Fazzari, LLP

(* filed herewith)

Item 9.  Undertakings.

The Registrant hereby undertakes:

   (a)(1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

      (3) to remove from registration by means of a post- effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is
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asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.
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                              S I G N A T U R E S

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Cranston, State of Rhode Island on March 25, 1997.

                                        METRO GLOBAL MEDIA, INC.

                                        By:/s/ A Daniel Geribo
                                           ---------------------------
                                           A. Daniel Geribo, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date
---------                         -----                      ----
/s/ A. Daniel Geribo              President                  March 25, 1997
-----------------------           principal executive
A. Daniel Geribo                  officer) and Director

/s/ T. James Blair                Treasurer                  March 25, 1997
----------------------            (principal financial
T. James Blair                    and accounting officer)
                                  and Director

/s/ Alan S. Casale                Director                   March 25, 1997
-----------------------
Alan S. Casale

/s/ Dolores Guglielmi             Director                   March 25, 1997
-----------------------
Dolores Guglielmi